SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                          INTERNATIONAL FIBERCOM, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                          INTERNATIONAL FIBERCOM, INC.
                      3410 East University Drive, Suite 180
                             Phoenix, Arizona 85034

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 August 3, 2001


     The 2001 Annual Meeting of Shareholders of International FiberCom, Inc. will be held at the Mesa Hilton Pavilion, 1011 West Holmes Avenue, Mesa, Arizona 85202, on Friday, August 3, 2001, at 7:30 a.m., Local Time.

MATTERS TO BE VOTED ON:

     1.   Election of seven directors;

     2.   Approve the adoption of the 2000 Directors Stock Option Plan;

     3. Ratification of the selection of BDO Seidman, LLP as the independent public accountants for the Company's 2001 fiscal year; and

     4. Transact such other business as may properly come before the meeting or any adjournment of the meeting.

     The close of business on June 29, 2001 has been fixed as the record date for the determination of the shareholders of record entitled to notice of, and to vote at, this meeting or any adjournment thereof. The list of shareholders entitled to vote at this meeting is available at the offices of International FiberCom, Inc., 3410 East University Drive, Suite 180, Phoenix, Arizona 85034, for examination by any shareholder.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THIS MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON IF YOU LATER DECIDE TO ATTEND THIS MEETING.

                       By Order of the Board of Directors

                       /s/ Joseph P. Kealy

                       Joseph P. Kealy
                       Chairman of the Board


Phoenix, Arizona
July 10, 2001

                                TABLE OF CONTENTS


                                                                            PAGE

GENERAL INFORMATION.........................................................   1
  Who Can Vote..............................................................   1
  Voting by Proxies.........................................................   1
  How You May Revoke Your Proxy Instructions................................   1
  How Votes are Counted.....................................................   2
  Cost of this Proxy Solicitation...........................................   2
  Attending the Annual Meeting..............................................   2

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?.............................   2

WHO SHOULD I CALL IF I HAVE QUESTIONS?......................................   3

PROPOSALS...................................................................   3
  PROPOSAL NO. 1 - ELECTION OF SEVEN DIRECTORS..............................   3
  PROPOSAL NO. 2 - APPROVAL OF THE ADOPTION OF THE 2000
                   DIRECTORS STOCK OPTION PLAN..............................   5
  PROPOSAL NO. 3 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS...........   6

ABOUT OUR BOARD AND ITS COMMITTEES..........................................   7

ABOUT THE EXECUTIVE OFFICERS................................................  10

EXECUTIVE COMPENSATION......................................................  11

STOCK OPTION GRANTS IN 2000.................................................  13

2000 STOCK OPTION EXERCISES AND YEAR-END OPTION VALUES......................  14

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....................  14

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....................  14

REPORT OF AUDIT COMMITTEE...................................................  16

OWNERSHIP OF OUR COMMON STOCK BY PRINCIPAL STOCKHOLDERS
  AND MANAGEMENT............................................................  17

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................  18

STOCK PRICE PERFORMANCE GRAPH...............................................  19

INDEPENDENT PUBLIC ACCOUNTANTS..............................................  19

OTHER MATTERS...............................................................  19

SHAREHOLDER PROPOSALS.......................................................  20

ANNUAL REPORT...............................................................  20

                                 PROXY STATEMENT

     Your vote is very important. For this reason, our board of directors is requesting that you allow your common stock to be represented at the Annual Meeting by the persons who are named on the enclosed Proxy Card. This Proxy Statement is being sent to you in connection with this request and has been prepared for the board of directors by our management. "We," "our, " "us" and the "Company" refer to International FiberCom, Inc. The Proxy Statement is first being sent to our shareholders on or about July 10, 2001.

                               GENERAL INFORMATION

WHO CAN VOTE

You are entitled to vote your common stock if our records showed that you held your shares as of June 29, 2001. At the close of business on that date, 36,198,219 shares of common stock and 100,000 shares of Series D Convertible Preferred stock were outstanding and entitled to vote. Each share of common stock has one vote. The Series D Convertible Preferred stockholders were entitled to 3,092,146 votes as of our record date. Your individual vote is confidential and will not be disclosed to third parties.

VOTING BY PROXIES

If your common stock is held by a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from it that you must follow in order to have your shares voted. If you hold your shares in your own name as a holder of record, you may instruct the Proxies how to vote your common stock by signing, dating and mailing the Proxy Card in the envelope provided. Of course, you can always come to the meeting and vote your shares in person. If you give us a proxy without giving specific voting instructions, your shares will be voted by the Proxies as recommended by the board of directors.

We are not now aware of any other matters to be presented at the Annual Meeting except for those described in this Proxy Statement. However, if any other matters not described in the Proxy Statement are properly presented at the meeting, the Proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, your common stock may be voted by the Proxies on the new meeting date as well, unless you have revoked your proxy instructions prior to that time.

HOW YOU MAY REVOKE YOUR PROXY INSTRUCTIONS

You make revoke your proxy instructions by any of the following procedures:

*    Send us another signed proxy with a later date;

* Send a letter to our secretary revoking your proxy before your common stock has been voted by the Proxies at the meeting; or

*    Attend the Annual Meeting and vote your shares in person.

HOW VOTES ARE COUNTED

Inspectors of election will be appointed for the meeting. The inspectors of election will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting. If you have returned valid proxy instructions or attend the meeting in person, your vote will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present to determine whether or not a quorum is present, but will not be entitled to vote with respect to that matter.

COST OF THIS PROXY SOLICITATION

We will pay the cost of this proxy solicitation. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy material to their principals and obtaining their proxies. We will solicit proxies by mail, except for any incidental personal solicitation made by our directors, officers and employees, for which they will not be paid.

ATTENDING THE ANNUAL MEETING

If you are a holder of record and you plan to attend the Annual Meeting, please indicate this when you vote. If you are a beneficial owner of common stock held by a broker or bank, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a broker or bank showing your current ownership and ownership of our shares on the record date are examples of proof of ownership. Although you may attend the meeting, you will not be able to vote your common stock held in street name in person at the meeting and will have to vote through your broker or bank. If you want to vote in person your common stock held in street name, you will have to get a proxy in your name from the registered holder.

                 WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

PROPOSAL 1: ELECTION OF SEVEN DIRECTORS

The seven nominees for director who receive the most votes will be elected. Therefore, if you do not vote for a nominee or you indicate "withhold authority to vote" for any nominee on your proxy card, your vote will not count for or against any nominee.

PROPOSAL 2: APPROVE ADOPTION OF THE 2000 DIRECTORS STOCK OPTION PLAN

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the adoption of our 2000 Directors Stock Option Plan. Therefore, if you do not vote or "abstain" from voting on your proxy card, it has the same effect as if you voted against the proposal.

PROPOSAL 3: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the selection of independent auditors. Therefore, if you do not vote or "abstain" from voting on your proxy card, it has the same effect as if you voted "against" this proposal.

                     WHO SHOULD I CALL IF I HAVE QUESTIONS?

     If you have questions about the Annual Meeting or voting, please call Gregory Hill, our Corporate Secretary, or Anthony T. Baumann, our Assistant Corporate Secretary. Mr. Hill may be reached at (916) 482-8833 and Mr. Baumann may be reached at (602) 387-4000.

                                    PROPOSALS

                  PROPOSAL NO. 1 - ELECTION OF SEVEN DIRECTORS

NUMBER OF DIRECTORS TO BE ELECTED

The entire board of directors, consisting of seven directors, is to be elected at the Annual Meeting. Each director elected will hold office until the next annual meeting and the election of their successors. If any director resigns or otherwise is unable to complete his or her term of office, the board of directors will elect another director for the remainder of the resigning director's term. Our Articles of Incorporation call for a board of directors consisting of nor fewer than three no more than nine members.

VOTE REQUIRED - CUMULATIVE VOTING

Under Arizona law, when directors are to be elected to office each shareholder is entitled to cumulate votes. In order to cumulate your votes, you should multiply the number of shares you own by seven and then cast the product for a single candidate or distribute the product among two or more candidates. The seven individuals with the highest number of votes are elected to office.

NOMINEES OF THE BOARD

The Board has nominated the following individuals to serve on our board of directors until the next annual meeting and the election of their successors:

     Joseph P. Kealy
     C. James Jensen
     John F. Kealy
     John P. Morbeck
     Richard J. Seminoff
     John P. Stephens
     Jerry A. Kleven

Each of the nominees has agreed to be named in this proxy statement and to serve if elected.

See "Information about the Nominees" on the following page for information regarding each of the nominees listed above.

     We know of no reason why any of the listed nominees would not be able to serve. However, if any nominee is unavailable for election, the Proxies would vote your shares to approve the election of any substitute nominee proposed by our board of directors. Further, our board of directors may also choose to reduce the number of directors to be elected, as permitted by our Bylaws.

                         INFORMATION ABOUT THE NOMINEES

JOSEPH P. KEALY
(age 51)


Mr. Kealy has been our Chairman since May 1994 and our President and a member of our board of directors since September 1990. Since 1994, he has been involved in infrastructure development for the telecommunications industry. From 1972 to 1994 he was involved in the construction business in both field and management capacities. He attended Hastings College in Nebraska and Northern Arizona University.

C. JAMES JENSEN (age 60)

Mr. Jensen has been a member of our board of directors since May 1999. Mr. Jensen has been the co-managing partner of Mara Gateway Associates, L.P., a privately owned real estate investment company which owns commercial properties in the Western United States since 1986. Additionally, since 1987, Mr. Jensen has been the President of J.J. Consulting Corporation, a full service marketing company that specializes in marketing and sales of luxury, masterplanned residential communities. From 1981 to 1987 he was employed by Thousand Trails, Inc., a network of privately owned campgrounds, and served as its chairman and chief executive officer. From 1973 through 1979, he was an executive employee of Grantree Furniture Rental Corporation and served as its president from 1974 through 1979. From 1961 through 1972, Mr. Jensen was employed by Encyclopedia Britannica, Inc. and served as the chief operating officer of the Great Books Division from 1970 through 1972. Mr. Jensen attended the University of Washington and is an active member of the World Presidents' Organization.

JOHN F. KEALY (age 56)

Mr. Kealy has been a member of our board of directors since September 1990. He was our Executive Vice President and Secretary until March 1995. In 1987, he formed International Environmental Corp. (IEC), which is involved in asbestos remediation, with his brother Joseph P. Kealy, our Chairman and President, and served as its chairman from its inception to May 1994. He has been the president of IEC since 1995, when he acquired IEC from us in connection with our entry into the telecommunications service industry. Mr. Kealy has been involved in the construction business in both field and management capacities since 1967. He attended Notre Dame University and graduated from Arizona State University with a bachelor of science in construction management.

JOHN P. MORBECK (age 57)

Mr. Morbeck became a member of our board of directors in January 2000. Since 1997, he has been an investment manager and registered investment advisor with Sirach Capital Management, a money management firm. From 1979 to 1997 he was the president and a founding principal of Olympic Capital Management, which was acquired by Sirach Capital. Mr. Morbeck received his bachelor of science in economics and masters in business administration from the University of Washington.

RICHARD J. SEMINOFF (age 54)

Mr. Seminoff has been a member of our board of directors since 1994. Since May 1995, he has been vice president of Semco Enterprises, Inc., which is in the metal processing business. Mr. Seminoff received his bachelor of science in business administration from Arizona State University.

JOHN P. STEPHENS (age 59)

Mr. Stephens has been a member of our board of directors since 1998. From 1985 through 2000, he was employed by J.A. Jones Construction Co., a general contracting firm, most recently as vice president and regional manager. Since January 2001, he has provided consulting services to us. He earned his bachelor of science in civil engineering from the University of Detroit and his masters in business administration from Adelphi University.

JERRY A. KLEVEN (age 47)

Mr. Kleven has been a member of our board of directors since 1994. He is the President of International FiberCom-KL, Inc., one of our wired services subsidiaries. He has been involved in the telecommunications service industry, including cable television, since 1971.


     The Proxies will vote for the nominees unless instructions to the contrary are indicated on the accompanying proxy form.

     YOUR DIRECTORS RECOMMEND A VOTE FOR THE ELECTION OF THE SEVEN NOMINEES
                              UNDER PROPOSAL NO. 1


                PROPOSAL NO. 2 - APPROVAL OF THE ADOPTION OF THE
                        2000 DIRECTORS STOCK OPTION PLAN

SUMMARY OF THE 2000 DIRECTORS STOCK OPTION PLAN

The board of directors adopted the 2000 Directors Stock Option Plan (the "Plan") on December 4, 2000. The Plan provides us with the ability to issue stock options to eligible directors. The purpose of the Plan is to provide eligible directors with an incentive to improve our performance on a long-term basis.

SHARES RESERVED AND ELIGIBILITY

The Plan has 1,000,000 shares of common stock reserved for issuance to eligible directors. Any director who is not also one of our active full-time employees or the active full-time employee of a company in which we own a voting interest of 50% or more is eligible to receive stock options under the Plan.

OVERSIGHT

The board or a committee of the board administers the Plan. It has the authority to interpret the provisions of the Plan and to establish and amend rules for its administration, subject to the Plan's limitations.

OPTION PRICE AND METHOD OF EXERCISE

The exercise price of options granted under the Plan will be determined by the board or a committee of the board. In no event will the exercise price for an option be less than the fair market value of shares of our common stock at the time the option is granted. A grantee of options under the Plan may exercise an option by giving us a written notice specifying the numbers of shares to be purchased and accompanied by payment in full of the applicable exercise price. The exercise price must be paid in cash, by check, by delivery of shares of our common stock that meet certain holding period requirements, or a combination of cash and by delivery of shares.

TAX CONSEQUENCES

Grantees of options under the Plan will recognize ordinary income at the time of the exercise of the options in the amount of the difference between the value of the shares of stock at exercise and the exercise price of the options. We will be entitled to a deduction for the amount of ordinary income realized by grantees upon exercise of stock options granted under the Plan. In addition, grantees of options will be subject to taxation on any gain realized from the sale or other disposition of shares of stock acquired as a result of the exercise of options that were acquired under the Plan.

DILUTION PROTECTION

If any change in our outstanding shares occurs by reason of any stock split, combination of shares or other similar transaction affecting our outstanding common stock as a class, appropriate adjustments will be made to the maximum number of shares issuable under the Plan as well as the number and kind of shares then subject to options under the Plan and the per share exercise price of outstanding options.

AMENDMENT AND TERMINATION OF THE PLAN

The board, or with the approval of the board, the committee, may amend, modify or terminate the Plan at any time. However, if required by the Internal Revenue Code, Section 16 of the Securities Exchange Act of 1934, or by a national securities exchange, no such amendment, modification or termination may be made without stockholder approval. No amendment, modification or termination of the Plan can adversely affect the rights of a grantee under the Plan without the grantee's consent.

     The adoption of the Plan will not take effect unless it is approved by a vote of the majority of the votes cast at the Annual Meeting. The Proxies will vote for adoption of the Plan unless instructions to the contrary are indicated on the accompanying proxy form.

 YOUR DIRECTORS RECOMMEND A VOTE FOR AMENDMENT OF THE PLAN UNDER PROPOSAL NO. 2


         PROPOSAL NO. 3 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Our board of directors, acting upon the recommendation of its Audit Committee, has selected the firm of BDO Seidman, LLP, 1900 Avenue of the Stars, 11th Floor, Los Angeles, CA, 90067, as independent accountants to examine our financial statements for the fiscal year ending December 31, 2001, and to perform other appropriate accounting services. A resolution will be presented to the Annual Meeting to ratify this selection. The affirmative vote of a majority of the votes cast at the meeting is needed to ratify the selection. If the shareholders do not ratify the appointment of BDO Seidman, LLP, the selection of independent accountants will be reconsidered by our board of directors.

     For the year ended December 31, 2000, BDO Seidman, LLP provided our audit services, which included examination of our annual consolidated financial statements, review of unaudited quarterly financial information, assistance and consultation in connection with the filing of our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission and consultation in connection with various audit-related and accounting matters. None of the financial statements prepared by BDO Seidman, LLP contained any adverse or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

AUDIT FEES

     BDO Seidman's fees for our 2000 annual audit and review of interim financial statements were $287,500.

ALL OTHER FEES

     BDO Seidman's fees for all other services performed during fiscal 2000 approximated $180,000. BDO Seidman did not perform any services for our Company during 2000 relating to financial information system design and implementation.

     The Audit Committee of the board of directors believes that the provision of such services is compatible with maintaining the independence of our independent public accountants.

     We do not expect that representatives of BDO Seidman, LLP will be present at the annual meeting.

     The Proxies will vote in favor of ratifying the selection of BDO Seidman, LLP unless instructions to the contrary are indicated on the accompanying proxy form.

               YOUR DIRECTORS RECOMMEND A VOTE FOR PROPOSAL NO. 3

                       ABOUT OUR BOARD AND ITS COMMITTEES

OUR BOARD

We are governed by our board of directors and various committees of our board of directors that meet throughout the year. Our board held three meetings during 2000 and acted by consent resolution on eight occasions. Directors discharge their responsibility throughout the year at board and committee meetings and also through informal telephonic conferences and other communications with the Chairman and others regarding our business. All directors attended all board of directors' meetings during 2000, except for Mr. Morbeck, who missed one meeting.

COMMITTEES OF OUR BOARD

Our board of directors has two principal committees, the Compensation Committee and the Audit Committee. The function of each of these Committees is described below along with the current membership and number of meetings held during 2000.

COMPENSATION COMMITTEE

The Compensation Committee has three primary functions. First, it reviews the performance of the principal executive officers on an annual basis. The results of this review are then reported to our board of directors with a recommendation from the Committee regarding the compensation packages to be awarded to these officers. Second, the Compensation Committee reviews the compensation paid to outside directors for service on our board and for service on committees of our board. Finally, the Committee reviews the level and extent of applicable benefits provided by us with respect to automobiles, travel, insurance, health and medical coverage, stock options and other stock plans and benefits. The Compensation Committee held two meetings, at which both members were present, during 2000. John F. Kealy and Richard J. Seminoff served as members of the Compensation Committee in 2000 and currently serve on the Committee. See "Compensation Committee Interlocks and Insider Participation" in the following section.

AUDIT COMMITTEE

Our Audit Committee is composed of John P. Morbeck, Chairman, John P. Stephens and C. James Jensen. The charter of our Audit Committee is to review, examine and discuss with our management and auditors, as the case may be, those matters that primarily relate to financial controls and audit:

* Discussing the findings of the independent auditors resulting from their audit and certification of our financial statements;

* Discussing with management the accounting principles we use for corporate and tax reporting purposes, including actual or impending changes in financial accounting requirements that may materially affect us;

* Reviewing the adequacy of our financial and accounting controls, including particular regard for the scope and performance of the internal auditing function; and

* Reviewing recommendations by the independent auditors or the internal auditing staff with respect to changes in our policies or practices.

The board of directors appointed John P. Morbeck to the Audit Committee as its Chairman and reappointed John P. Stephens and C. James Jensen to the Audit Committee, which held two meetings during 2000. Both members were present at the meetings held in 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. John F. Kealy and Seminoff served as members of the Compensation Committees during the last fiscal year. Each member of the Compensation Committee has been, and will be, a non-employee director for purposes of administering our stock option plans under Rule 16b-3 under the Securities Exchange Act of 1934. Neither of such individuals had any contractual or other relationships with us during the last fiscal year except as directors.

DIRECTOR COMPENSATION

Directors currently receive no cash compensation for their services in that capacity. Reasonable out-of-pocket expenses may be reimbursed to directors in connection with attendance at meetings. We granted the following options to our non-employee directors in 2000:

                          No. of Shares                                 Exercise
                           Underlying                                  Price Per
     Name                Options Granted          Date of Grant          Share         Expiration Date
     ----                ---------------          -------------          -----         ---------------
John F. Kealy                10,000                May 31, 2000          $14.31          May 30, 2005
                             10,000              January 5, 2000           7.63        January 4, 2005

Richard J. Seminoff          10,000                May 31, 2000          $14.31          May 30, 2005
                             10,000              January 5, 2000           7.63        January 4, 2005


John P. Stephens             10,000                May 31, 2000          $14.31          May 30, 2005
                             10,000              January 5, 2000           7.63        January 4, 2005

C. James Jensen              10,000                May 31, 2000          $14.31          May 30, 2005
                             10,000              January 5, 2000           7.63        January 4, 2005

John P. Morbeck              10,000                May 31, 2000          $14.31          May 30, 2005
                             50,000              January 5, 2000           7.63        January 4, 2005

Jerry A. Kleven              10,000                May 31, 2000          $14.31          May 30, 2005
                             15,000              January 5, 2000           7.63        January 4, 2005

LIMITATION OF LIABILITY OF DIRECTORS UNDER ARIZONA LAW

Arizona Law permits the inclusion of a provision in the articles of incorporation of a corporation limiting or eliminating the potential monetary liability of directors to a corporation or its shareholders by reason of their conduct as directors. These sections do not permit any limitation on, or the elimination of, liability of a director for disloyalty to his corporation or its shareholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit or paying a dividend or approving a stock repurchase that was illegal under Arizona law. Accordingly, the provisions limiting or eliminating the potential monetary liability of directors permitted by the Arizona law apply only to the "duty of care" of directors, that is, to unintentional errors in their deliberations or judgments and not to any form of "bad faith" conduct.

LIMITATION OF LIABILITY FOR OUR DIRECTORS

Our Articles of Incorporation eliminate the personal monetary liability of directors to the extent allowed under Arizona law. A shareholder is able to prosecute an action against a director for monetary damages only if he can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, and not "negligence" or "gross negligence" in satisfying the director's duty of care. This provision in our Articles of Incorporation applies only to claims against a director arising out of his role as a director and not in any other capacity or to his responsibilities under any other law, such as the federal securities laws.

                          ABOUT THE EXECUTIVE OFFICERS

     Joseph P. Kealy, Anthony T. Baumann, Gregory B. Hill and Douglas N. Kimball are our principal executive officers. For information regarding Mr. Kealy please refer to "Information About the Nominees" beginning on page 4. All executive officers are appointed by and serve at the discretion of the board of directors for continuous terms.

ANTHONY T. BAUMANN (age 36)

Mr. Baumann has served as our Chief Operating Officer since November 1999. From July 1998 to November 1999 he served as our Controller. From 1996 to 1998, Mr. Baumann owned an automotive consulting business. From 1994 to 1996, Mr. Baumann served as divisional controller for Old Castle ITS, a publicly traded multi-national conglomerate. From 1987 to 1994, Mr. Baumann was a certified public accountant with Ernst & Young where he worked with emerging businesses. Mr. Baumann graduated from the University of Arizona with a bachelor of science in public administration.

GREGORY B. HILL (age 32)

Mr. Hill served as our Controller from September 1999 to March 2000 and became our Vice President-Finance in April 2000. From June 1998 until June 1999 he was employed by All Star Telecom, an infrastructure development subsidiary that we acquired in April 1999, where he served as chief financial officer and controller. From June to September 1999, he served as Regional Controller of our Infrastructure Development Group. Mr. Hill is a certified public accountant and served in the Technology Industry Group of Price Waterhouse providing audit, transaction support, and business advisory services to technology companies from January 1992 through June 1998. He received his bachelor of science in business administration from California State University Sacramento.

DOUGLAS N. KIMBALL (age 46)

Mr. Kimball has served as our Senior Executive Vice President since October 1999. He was our Chief Operating Officer from October 1997 to October 1999, when he became Senior Executive Vice President. From 1995 to October 1997 he was vice president-operations at American Environmental Network, Inc., an environmental testing firm. From 1992 to March 1996 he provided financial consulting services to emerging businesses. Mr. Kimball graduated with a bachelor of arts degree from Dartmouth College and earned a masters of science in accounting/business administration from Northeastern University.

                             EXECUTIVE COMPENSATION

     The following table sets forth all cash compensation paid by us to the chief executive officer and the five highest compensated executive officers whose total remuneration exceeded $100,000 for services rendered in all capacities to us during the last three completed fiscal years.

                                                                           Long Term
                                                    Annual             Compensation Award
   Name and Principal                            Compensation/        Securities Underlying         All Other
       Positions                     Year        Salary & Bonus             Options(3)           Compensation (4)
       ---------                     ----        --------------             ----------           ----------------
Joseph P. Kealy                      2000           $248,750                 225,000                 $11,481
Chairman of the Board and            1999            210,312                 500,000                  10,794
President (1)                        1998            146,680                 400,000                   9,600

Kenneth L. Wiltse, II                2000            239,038                  40,000                  16,200
Former Executive Vice                1999            171,071                 335,000                  13,500
President (5)                        1998                 --                      --                      --

Terry W. Beiriger                    2000            170,000                 145,000                  13,298
Former Chief Financial               1999            154,196                 100,000                   7,014
Officer, Secretary and               1998            150,000                  55,000                   9,600
Treasurer (2)

Gregory B. Hill                      2000            148,634                 150,000                   9,456
Chief Financial Officer,             1999                 --                      --                      --
Secretary and Treasurer (2)          1998                 --                      --                      --

Douglas N. Kimball                   2000            152,000                  15,000                   7,085
Senior Executive Vice                1999            131,596                  90,000                   7,054
President                            1998            104,000                  30,000                   7,200

Anthony T. Baumann                   2000            137,307                  60,000                   9,000
Chief Operating Officer (6)          1999             98,750                 180,000                   1,500
                                     1998                 --                      --                      --

----------
(1) In 1999 we entered into an extension of the employment agreement with Joseph P. Kealy providing for an annual base salary of $200,000. See "Employment and Change of Control Agreements."
(2) On December 31, 2000, Terry W. Beiriger resigned as the Company's Chief Financial Officer, Secretary and Treasurer. Mr. Beiriger continues to serve the Company in a non-officer capacity. Gregory B. Hill was elected by the Board of Directors to replace Mr. Beiriger as the Company's Chief Financial Officer, Secretary and Treasury, effective January 1, 2001.
(3) The exercise prices of all stock options granted were at least equal to the fair market value of our common stock on the date of grant.
(4) The amounts set forth in this column are the automobile allowances received by the persons in the table under their respective employment agreements.
(5) During 2000, Mr. Wiltse resigned from his position as Executive Vice President, a position he held since October 1999. Mr. Wiltse continues to serve the Company in a non-officer capacity.
(6) In 2000, we entered into an employment agreement with Mr. Baumann providing for an annual base salary of $156,000. See "Employment and Change of Control Agreements."

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

     In 1999 we entered into extensions of the employment agreements of Joseph
P. Kealy, Terry W. Beiriger and Jerry A. Kleven and in 2000 entered into an employment agreement with Anthony T. Baumann. These agreements automatically renew on August 11 of each year for successive thirty-five month terms. As a part of the employment agreements, we have entered into change of control agreements with these individuals. The objectives of the agreements are to attract and retain qualified executives, encourage key management personnel to devote full attention to our business if a third party expresses an intention to acquire or merge with us, and provide compensation in the event of termination of employment of such an individual upon a change of control of us. The agreements are effective for the duration of the employee's employment and terminate only upon the employee's termination of employment with us.

     "Change of control" means the occurrence of any of the following events:
(i) when any person acquires, directly or indirectly, beneficial ownership of more than 20% of our common stock; (ii) a change in the composition of the board of directors, as a result of which fewer than one half of the incumbent directors are directors who either had been directors 24 months prior to such change or were elected, or nominated for election, to the board of directors with the affirmative votes of at least a majority of the directors who had been directors 24 months prior to such change and who were still in office at the time of the election or nomination; (iii) a merger or consolidation if more than 50% of the combined voting power of the continuing or surviving entities securities are owned by persons who were not shareholders immediately prior to such transaction; or (iv) the sale, transfer, or other disposition in one or more transactions, of all or substantially all of our assets.

     In the event of such a change of control, covered employees who are terminated by the acquiring person prior to expiration of the current term of the employment agreement will receive compensation and benefits, including: (i) a multiple of their then current annual base salary, plus the equivalent dollar value of all benefits, such multiple being 2.99; (ii) 299% of covered employees incentive bonus; and (iii) continued life and health insurance coverage for three years after termination.

                           STOCK OPTION GRANTS IN 2000

     The following key executive officers were granted stock options under and outside of our option plans in fiscal 2000 in recognition of their past contributions to us. In each case, the option price was in excess of the fair market value of the common stock on the date of grant.


                                              % of Total                                   Potential Realizable
                            Number of         Options and                                 Value at Assumed Annual
                              Shares           Warrants                                     Rates of Stock Price
                            Underlying        Granted to      Exercise                    Appreciation for Option
                             Options          Employees       Price per    Expiration              Term (2)
Name                         Granted          in 2000(1)        Share         Date            5%             10%
----                         -------          ----------        -----         ----         --------       --------
Joseph P. Kealy               75,000             3.9%           $14.31       5/30/05       $296,519       $655,230
                             150,000             7.7%             7.63       1/4/05         315,997        698,271

Terry W. Beiriger (4)         25,000             1.3%            14.31       5/30/05       $ 98,840        218,410
                              90,000             4.6%            12.94       4/13/05        321,695        710,863
                              30,000             1.5%             7.63       1/4/05          63,199        139,654

Kenneth L. Wiltse, II (4)     40,000             2.1%             7.63       1/4/05          84,266        186,206

Douglas N. Kimball            15,000             0.8%            14.31       5/30/05         59,304        131,046

Anthony T. Baumann            25,000             1.3%            14.31       5/30/05         98,840        218,410
                              35,000             1.8%             7.63       1/4/05          73,733        162,930

Gregory B. Hill               25,000             1.3%            14.31       5/30/05         98,840        218,410
                              75,000(3)          3.9%            12.94       4/13/05        268,079        592,385
                              50,000             2.6%             7.63       1/4/05          52,666        116,378

----------
(1) Percentages represent total percentages for fiscal 2000 including all grants under and outside of our stock option plans listed for each person.
(2) Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock.
(3) Of these options, 25,000 became exercisable on April 14, 2001, 25,000 become exercisable on April 14, 2002 and 25,000 become exercisable on April 14, 2003.
(4)  Messrs. Beiriger and Wiltse resigned as executive officers during 2000.

             2000 STOCK OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table provides information concerning the number of unexercised options held by each of the executives as of December 31, 2000. Also reported are the values for "in the money" options, which represent the positive spread between the exercise price and the fair market value of our common stock as of December 31, 2000.

                           Shares                       Number of Shares Underlying         Value of Unexercised
                          Acquired                        Unexercised Options at          In-the-Money Options at
                             on          Value              December 31, 2000               December 31, 2000(1)
Name                      Exercise      Realized       Exercisable    Unexercisable     Exercisable     Unexercisable
----                      --------      --------       -----------    -------------     -----------     -------------
Joseph P. Kealy                --              --        1,689,446        50,000          $1,978,345              --

Kenneth L. Wiltse, II     137,500      $3,489,943          197,500        40,000                  --              --

Terry W. Beiriger              --              --          370,000            --                  --              --

Douglas N. Kimball             --              --          157,500        37,500                  --              --

Anthony T. Baumann        105,000      1,731,419            97,500        67,500                  --              --

Gregory B. Hill            38,750       855,581             53,750       115,000                  --              --

----------
(1) Based on a closing price of $4.9375 on December 29, 2000, as reported on the Nasdaq National Market.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such officers, directors and shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. During the last year Messrs. Beiriger, Stephens, Seminoff, Kleven, Kealy (John), Kealy (Joseph), Jensen, Wiltse, Baumann and Morbeck each failed to file one report on Form 4 in a timely fashion, each of which should have contained disclosure regarding one transaction. All of such transactions were reported on Form 5.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee consists of two outside directors and is responsible for the administration of our compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. Our compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to our performance and stockholder return.

COMPENSATION PHILOSOPHY

     The design and implementation of our executive compensation programs are based on a series of guiding principles derived from our values, business strategy and management requirements. These principles may be summarized as follows:

* Align financial interests of the management team with us and our stockholders;

* Attract, motivate and retain high-caliber individuals necessary to increase total return to our stockholders;

* Provide a compensation program where a significant portion of pay is linked to individual achievement and our short- and long-term performance; and

* Emphasize and reward performance at the individual, team and Company levels.

COMPENSATION PROGRAM

     Total compensation for each member of senior management is set by the Compensation Committee at a level that it believes is competitive in relation to companies of similar size and type. Our executive compensation program has two components that are intended to attract, retain and motivate executive officers consistent with the principles set forth above. We consider these components of compensation individually as well as collectively in determining total compensation for executive officers. The two major components are as follows:

     1. Base salary. Each fiscal year we establish base salaries for individual executive officers based upon:

          *    industry and peer group surveys;

          *    responsibilities, scope and complexity of each position;

          * performance judgments as to each individual's past and expected future contributions; and

          * internal equity relative to other executives responsibilities and base salary levels.

          The Compensation Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for our executive officers other than the Chief Executive Officer. The Compensation Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectations as to his future contributions in leading the Company.

     2. Equity based incentive compensation. Long-term incentives for our employees are provided under our stock option and stock purchase plans. Each fiscal year, the Committee considers the desirability of granting to executive officers long-term incentives in the form of stock options. These option grants are intended to motivate the executive officers to manage the business to improve our long-term performance and align the financial interests of the management team with us and our stockholders. The Committee established the grants of stock options to executive officers (other than the Chief Executive Officer) last year, based upon a review with the Chief Executive Officer of proposed individual awards, taking into account each officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance requirements and contributions of the officer and competitive data for similar positions. The Committee independently reviewed these same factors in determining the option grant to Joseph
          P. Kealy as our Chief Executive Officer.


                             Respectfully submitted,

                             Richard J. Seminoff
                             John F. Kealy


                            REPORT OF AUDIT COMMITTEE

     The following statement made by the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under either of these acts.

     The Audit Committee of the board of directors has reviewed and discussed the consolidated financial statements of the Company to be set forth in the Company's 2000 Annual Report to Stockholders and Item 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 with management of the Company and BDO Seidman LLP, independent accountants for the company.

     The Audit Committee has discussed with BDO Seidman LLP the matters required to be discussed by Statement on Audit Standards No. 61, "Communication with Audit Committees," as amended, which includes, among other items, matters relating to the conduct of an audit of the Company's financial statements.

     The Audit Committee has received the written disclosures and the letter from BDO Seidman LLP required by Independence Standards Board Standard No. 1 and has discussed with BDO Seidman LLP their independence from the Company.

     Based on the review and discussions with management of the Company and BDO Seidman LLP referred to above, the Audit Committee has recommended to the board of directors that the Company publish the consolidated financial statements of the Company for the year ended December 31, 2000 in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and in the Company's 2000 Annual Report to Stockholders.

     A copy of the charter to our Audit Committee is being sent with this Proxy Statement as Appendix 2.

                             Audit Committee:


                             John P. Morbeck, Chairman
                             C. James Jensen
                             John P. Stephens

                   OWNERSHIP OF OUR COMMON STOCK BY PRINCIPAL
                           STOCKHOLDERS AND MANAGEMENT

     The following table sets forth information, as of June 29, 2001 with respect to the number of shares of our common stock beneficially owned by individual directors, by all directors and officers as a group, and by persons who we know beneficially own more than 5% of our common stock. We have two classes of voting stock outstanding: common stock and Series D Convertible Preferred Stock. Unless otherwise indicated, the address of our officers and directors is 3410 East University Drive, Suite 180, Phoenix, Arizona 85034.

Name of Beneficial Owner                                                            Percent of
and Address                                           Number of Shares(1)       Common Stock Owned
-----------                                           -------------------       ------------------
Joseph P. Kealy (2)                                       2,145,677                    5.4%

C. James Jensen (3)                                         397,293                    1.0%
101 Wild Oak Court
Danville, California 94506

John P. Morbeck (4)                                          80,700                      *
c/o Sirach Capital
3323 One Union Square
600 University Street
Seattle, Washington 98101

Richard J. Seminoff (5)                                     194,308                      *
475 S. Wilson Way
City of Industry, California 91744

John P. Stephens (6)                                        200,000                      *
5771 Rickenbacker Road
Los Angeles, California 90040

John F. Kealy (7)                                           449,711                    1.1%

Jerry A. Kleven (8)                                         217,021                      *

Anthony T. Baumann (9)                                      201,362                      *

Kenneth L. Wiltse, II (10)                                  120,055                      *

Douglas N. Kimball (11)                                     190,000                      *

Gregory B. Hill (12)                                        176,029                      *

Crescent International, Ltd. (13)                         3,601,700(13)                9.1%
84. Av Louis Casai1216 Geneva
Cointrin Switzerland

All directors and officers as a group (11 persons)        4,372,156                   11.1%

----------
*    Less than 1%

(1) The shareholder listed has sole voting and investment power with respect to the shares listed.
(2) Includes 1,839,446 shares Mr. Kealy has a right to acquire within the next 60 days upon the exercise of options.
(3) Includes 195,000 shares Mr. Jensen has a right to acquire within the next 60 days upon the exercise of options.
(4) Includes 80,000 shares Mr. Morbeck has a right to acquire within the next 60 days upon the exercise of options.
(5) Includes 165,000 shares Mr. Seminoff has a right to acquire within the next 60 days upon the exercise of options.
(6) Includes 195,000 shares Mr. Stephens has a right to acquire within the next 60 days upon the exercise of options.
(7) Includes 30,000 shares Mr. Kealy has a right to acquire within the next 60 days upon the exercise of options.
(8) Includes 162,500 shares Mr. Kleven has a right to acquire within the next 60 days upon the exercise of options.
(9) Includes 160,000 shares Mr. Baumann has a right to acquire within the next 60 days upon the exercise of options.
(10) Includes 117,500 shares Mr. Wiltse has a right to acquire within the next 60 days upon the exercise of options.
(11) Includes 190,000 shares Mr. Kimball has a right to acquire within the next 60 days upon the exercise of options.
(12) Includes 153,750 shares Mr. Hill has a right to acquire within the next 60 days upon the exercise of options.
(13) On June 22, 2001, the Company sold to Crescent International, Ltd. 100,000 shares of our Series D Convertible Preferred shares and a warrant to purchase 509,554 shares of our common stock. Each of our Series D Convertible Preferred shares are convertible into shares of our common stock on a formula of 100 divided by the lower of (i) the average of the lowest five consecutive closing prices for the 22 days prior to the date a conversion notice is delivered, or (ii) $5.00. As of June 29, 2001, based on a conversion price of $3.234 and assuming immediate conversion, Crescent International, Ltd. could convert its Series D Convertible Preferred shares into 3,092,146 shares of common stock and could exercise warrants until December 20, 2006 to purchase 509,554 shares of common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Commencing in 1989 we advanced funds to Wings Limited Partnership ("Wings"), the partners of which included Joseph P. Kealy, John F. Kealy and one of our former principal shareholders. In 1993, these persons and their spouses assumed the Wing's obligation by executing a promissory note in the principal amount of $396,732, plus accrued interest. Such individuals secured the note by pledging 267,000 shares of common stock to us. In June 1996, the former principal shareholder paid $108,035 representing his pro-rata share of the principal and accrued interest on the note. Upon such payment we released him and his spouse from their obligations under the note and 107,000 shares of common stock that they had pledged to secure the note. The total principal and accrued interest due as of December 31, 2000 was $107,751, and the maturity date of the note has been extended to December 31, 2001.

                          STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the cumulative return for our common stock during the five years commencing December 31, 1995, with the NASDAQ U.S. Stock Index and its designated Peer Group. We have selected Mastec, Inc., Arguss Holdings, Inc., Quanta Services, Inc. and Dycom Industries, Inc. as our Peer Group. The graph assumes $100 was invested on December 31, 1995, in our common stock and assumes $100 was invested in each of the NASDAQ US Stock Index and the Peer Group. The comparison assumes that all dividends are reinvested.

                 Comparison of Five Year Cumulative Total Return

                          1995      1996      1997      1998      1999      2000
                          ----      ----      ----      ----      ----      ----
NASDAQ US                 $100      $120      $145      $203      $377      $229
Peer Group                 100       195       251       424       542       473
Company                    100        83       467       650       700       439


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Our board of directors has, in accordance with the recommendation of its Audit Committee, chosen the firm of BDO Seidman LLP as our independent public accountants. Representatives of BDO Seidman are not expected to be present at the Annual Meeting.

                                  OTHER MATTERS

     Our board of directors is not presently aware of any matters to be presented at the Annual Meeting other than those described above. However, if other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote your proxy on such matters in accordance with their judgment.

                              SHAREHOLDER PROPOSALS

     Any shareholder desiring to have a proposal included in our proxy statement for our 2001 Annual Meeting must deliver such proposal (which must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of
1934) to our principal executive offices not later than April 15, 2002.

                                  ANNUAL REPORT

     Our Annual Report on Form 10-K with certified financial statements required to be filed for the fiscal year ended December 31, 2000, accompanies this Notice and Proxy Statement and was mailed to all shareholders of record on or about July 10, 2001. Any exhibit to the Annual Report on Form 10-K will be furnished to any requesting person who sets forth a good faith representation that he or she was a beneficial owner of our common stock on June 29, 2001. The fee for furnishing a copy of any exhibit will be 25 cents per page plus $3.00 for postage and handling.

SUPPLEMENTAL INFORMATION

     With respect to the Appendix 1, the Director's Option Plan the following supplemental information is provided pursuant to Rule 14a-101, Item 10, Instruction 5.

                                                                      Appendix 1

                          INTERNATIONAL FIBERCOM, INC.
                        2000 DIRECTORS STOCK OPTION PLAN


1.   INTRODUCTION

     1.1 PURPOSE. This plan shall be known as the International FiberCom, Inc. 2000 Directors Stock Option Plan (the "Plan"). The purpose of this Plan is to promote the growth and development of International FiberCom, Inc. (the "Company") by providing increased incentives for the directors of the Company. The Plan is to help the Company to attract and retain the best available individuals to serve as non-employee members of the Board, to reward such directors for their contributions to the Company, and to maximize the identity of interest between such directors and the Company's stockholders generally. This Plan provides for the granting of non-qualified stock options.

     1.2 EFFECTIVE DATE. The effective date of the Plan shall be December 4, 2000, subject to approval of the Plan by the shareholders of the Company. Options granted prior to such shareholder approval shall be expressly conditioned upon such shareholder approval of the Plan.

     1.3 COMPLIANCE WITH RULE 16B-3. It is intended that the Plan and its operation comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule). If any provision of the Plan or any grant hereunder would disqualify the Plan or such grant under, or would not comply with, Rule 16b-3 (or any successor rule), such provision or grant shall be construed or deemed amended to conform to Rule 16b-3.

2.   PLAN DEFINITIONS

     2.1 DEFINITIONS. For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

          2.1.1 "BOARD" shall mean the Board of Directors of the Company.

          2.1.2 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          2.1.3 COMMISSION means the Securities Exchange Commission or any successor agency.

          2.1.4 "COMMITTEE" shall mean the Board or such other committee as the Board shall designate, as described in Paragraph 4.1, "Administration."

          2.1.5 "COMPANY" shall mean International FiberCom, Inc., an Arizona corporation, or any successors as provided in Paragraph 6.9, "Successors."

          2.1.6 "COMPANY STOCK" shall mean Common Stock of the Company, and such other stock and securities that may be substituted for the Common Stock under Paragraph 3.2, "Changes in Company Stock."

          2.1.7 "CONSULTANT" shall mean a non-employee of the Corporation who provides services to the Company and who is designated as a Consultant by the Board.

          2.1.8 "DIRECTOR" shall mean any person who is elected or appointed to the Board.

          2.1.9 "FAIR MARKET VALUE" on any date shall mean, with respect to Company Stock, if the stock is then listed and traded on a registered national securities exchange, or is quoted in the Nasdaq National Market System, the mean of the high and low sale prices recorded in composite transactions as reported in the WALL STREET JOURNAL. In the absence of reported sales on such date, or if the stock is not so listed or quoted, but is traded in the over-the-counter market, "Fair Market Value" shall be the mean of the closing bid and asked prices for such shares on such date as reported in the WALL STREET JOURNAL, or, if not so reported as obtained from a bona fide market maker in such shares. In the absence of an established market for the Common Stock, the Fair Market Value of the Common Stock shall be determined by the Board.

          2.1.10 "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended, from time to time, and the rules and regulations promulgated thereunder.

          2.1.11 "EXERCISE PRICE" shall mean, with respect to each share of Company Stock subject to the Option granted, the Fair Market Value on the date of grant.

          2.1.12 "OPTIONEE" shall mean any person who has been granted an Option under the Plan.

          2.1.13 "OPTION" shall mean a right to purchase Company Stock granted pursuant to the Plan.

          2.1.14 "OUTSIDE DIRECTOR" means a member of the Board who qualifies as a "Non-Employee Director," as defined in Rule 16b-3, as promulgated by the Commission under the Exchange Act or any successor definition adopted by the Commission.

3.   SHARES SUBJECT TO OPTION

     3.1 AVAILABLE SHARES. The total number of shares of Company Stock that may be issued under the Plan shall in the aggregate not exceed one million (1,000,000). Shares subject to and not issued under an Option that expires, terminates, is canceled or forfeited for any reason under the Plan shall again become available for the granting of Options.

     3.2 CHANGES IN COMPANY STOCK. If any stock dividend is declared upon the Company Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the Company Stock, resulting in a split or combination or exchange of shares, the aggregate number and kind of shares which may thereafter be offered under the Plan shall be proportionately and approximately adjusted and the number and kind of shares then subject to Options granted to employees under the Plan and the per share Option price therefor shall be proportionately and appropriately adjusted, without any change in the aggregate purchase prices to be paid therefor.

4.   ADMINISTRATION

     4.1 ADMINISTRATION. The Plan shall be administered by the Board, or such other committee of the Board as the Board may from time to time determine (all of the foregoing are collectively referenced to as the "Committee"). The Committee shall be constituted so as to permit the Plan to comply with the provisions of Rule 16b-3 under the Exchange Act or any successor rule.

     4.2  COMMITTEE POWERS.

          4.2.1 The Committee is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan and, in its discretion, may modify, extend or renew any Option theretofore granted. The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive. The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

          4.2.2 Subject to the provisions of the Plan, the Committee shall have full and final authority to:

               4.2.2.1 designate the Outside Directors and Consultants to whom Options shall be granted;

               4.2.2.2 grant Options in such form and amount as the Committee shall determine;

               4.2.2.3 impose such limitations, restrictions and conditions upon any such Option as the Committee shall deem appropriate; and

               4.2.2.4 waive in whole or in part any limitations, restrictions or conditions imposed upon any such Option as the Committee shall deem appropriate.

5.   STOCK OPTIONS

     5.1 GENERAL. Each option granted under the Plan shall be a nonqualified stock option. The option grant shall be evidenced by a stock option agreement between the Company and the Optionee, which shall contain the terms and conditions required by this Article 5 and such other terms and conditions, consistent with the Plan, as the Committee may deem appropriate in each case. The provisions of option grants need not be the same with respect to each recipient. The Options granted under this Plan shall be subject to adjustment under Paragraph 5.6, "Merger, Consolidation or Reorganization."

     5.2 DATE OPTION GRANTED. For purposes of the Plan, a stock option shall be considered as having been granted on the date on which the Committee authorized the grant of the Option, except where the Committee has designated a later date, in which event the later date shall constitute the date of grant of the Option; provided, however, that in either case notice of the grant of the Option shall be given to the Optionee within a reasonable time.

     5.3 OPTION PRICE. The price at which each share of Company Stock covered by an Option may be purchased shall be one hundred percent (100%) of the Fair Market Value of the Company Stock on the date the Option is granted.

     5.4 PERIOD FOR EXERCISE. Unless otherwise determined by the Committee, each Option granted shall have a term expiring on the tenth anniversary of the date on which it was granted (the "Expiration Date"), subject to early expiration as provided in Paragraph 5.5, "Early Expiration." Each Option granted under the Plan may be exercised by the Optionee, in whole or in part, at any time prior to its Expiration Date to the extent that it is vested.

     5.5 EARLY EXPIRATION. If an Optionee ceases to serve as an Outside Director, any unvested portion of the Option shall expire on the date on which the Optionee ceases to serve as an Outside Director, subject to this Paragraph 5.5, "Early Expiration," and Paragraph 5.10, "Change of Control." The vested portion of the Option shall expire or remain exercisable in accordance with this Paragraph 5.5, "Early Expiration":

          5.5.1 If the service of an Optionee as an Outside Director ceases because of death or disability, as such disability is determined by the Board, the Option, whether or not vested or exercisable at the time of such termination, shall vest and be exercisable in full at any time prior to the Expiration Date by the personal representative of the Optionee's estate or the person or persons to whom the Option is transferred by will or the laws of decent and distribution, or by the Optionee or the Optionee's designated representative in the event of the Optionee's disability;

          5.5.2 If the service of any Optionee as an Outside Director ceases for any reason other than death, disability or any of the matters set forth in Paragraph 5.5.4 below and provided the Board determines that the Outside Director had discharged his duties as a Director in a manner acceptable to the Board, then the Optionee may exercise the Option to the extent that it had vested as of the date of the Outside Director's termination through the Expiration Date;

          5.5.3 If the service of an Optionee as an Outside Director ceases for any reason other than death, disability or any of the matters set forth in Paragraph 5.5.4 and the Board determines that the Optionee had failed to discharge his duties as a Director in a manner acceptable to the Board, then the Optionee may exercise the Option to the extent it had vested as of the date of termination of the Outside Director's service for a period of thirty (30) days from the date of termination; and

          5.5.4 If the Optionee is terminated as an Outside Director by the Board for (i) misconduct, which includes, but is not limited to, any act of dishonesty, moral turpitude, fraud or embezzlement, (ii) unauthorized use of any disclosure of confidential information or trade secrets of the Company, or (iii) acting in such a manner deemed by the Board not in the best interest of the Company, then, notwithstanding any other provision in the Plan to the contrary, the Option shall immediately expire and cease to be outstanding.

     5.6 METHOD OF EXERCISE. Each Option may be exercised in whole or in part from time to time as specified in the Stock Option Agreement. Each Optionee may exercise an Option by giving written notice of the exercise to the Company, specifying the number of shares to be purchased, accompanied by payment in full of the purchase price therefor. The purchase price may be paid in cash, by check, or, with the approval of the Committee, by delivering shares of Company Stock that have been beneficially owned by the Optionee, the Optionee's spouse, or both of them for a period of at least six months prior to the time of exercise ("Delivered Stock") or a combination of cash and Delivered Stock. Delivered Stock shall be valued at its Fair Market Value determined as of the date of exercise of the Option. No Optionee shall be under any obligation to exercise any Option hereunder. An Optionee shall not have any rights of a stockholder with respect to the shares subject to the Option until such shares shall have been delivered to the Optionee.

     5.7 MERGER, CONSOLIDATION OR REORGANIZATION. In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, the Committee may, subject to the approval of the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised Option pursuant to either Paragraph 5.7.1 or 5.7.2 below:

          5.7.1 Appropriate provision may be made for the protection of such Option by the substitution on an equitable basis of appropriate shares of the surviving corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such Option immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to Option immediately after such substitution over the exercise price thereof; or

          5.7.2 The Committee may cancel such Option. In such event, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Optionee an amount of cash (less normal withholding taxes) equal to the excess of the highest Fair Market Value per share of the Company Stock during the 60-day period immediately preceding the merger, consolidation or reorganization over the Option exercise price, multiplied by the number of shares subject to such Option.

     5.8 WITHHOLDING TAXES. Pursuant to applicable federal and state laws, the Company is or may be required to collect withholding taxes upon the exercise of an Option or the lapse of stock restrictions. The Company may require, as a condition to the exercise of an Option or the issuance of a stock certificate, that the Optionee concurrently pay to the Company (either in cash or, at the request of Grantee but in the discretion of the Committee and subject to such rules and regulations as the Committee may adopt from time to time, in shares of Delivered Stock) the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise or lapse of restrictions, in such amount as the Committee or the Company in its discretion may determine. In lieu of part or all of any such payment, the Optionee may elect, subject to such rules and regulations as the Committee may adopt from time to time, or the Company may require that the Company withhold from the shares to be issued that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold.

     5.9 CONDITIONS UPON ISSUANCE OF SHARES. The Plan, the grant, the exercise of Options and the obligations of the Company shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company shall not be required to issue or deliver any certificate or certificates for shares of the Company Stock prior to (i) the admission of such shares to listing on any stock exchange on which the Company Stock may then be listed, and (ii) the completion of any registration or other qualification of such shares under any state or federal law (including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act), or rulings or regulations of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

     5.10 CHANGE OF CONTROL.

          5.10.1 If a Change of Control, as defined below, occurs during the term of an Option, each outstanding Option shall

               5.10.1.1 be assumed or an equivalent option or right be substituted by the successor corporation or by a parent or subsidiary of the successor corporation; and

               5.10.1.2 fully vest and the Optionee shall have the right to exercise the Option in full if the Optionee ceases to serve as an Outside Director for any reason within 24 months of a Change of Control, including Shares as to which the Optionee would not otherwise be vested or exercisable, provided that the Option shall not vest and be exercisable if the Optionee ceases to be an Outside Director for any of the reasons set forth in Paragraph 5.5.4.

          5.10.2 For the purposes of this Paragraph 5.10, "Change of Control" shall mean an event or the last of a series of related events by which:

               5.10.2.1 any Person directly or indirectly acquires or otherwise becomes entitled to vote stock more than 50% of the voting power in elections for Directors of the Company; or

               5.10.2.2 during any 24-month period a majority of the members of the Board ceases to consist of Directors who were:

                    5.10.2.2.1 Directors at the beginning of the period ("Continuing Directors"), or

                    5.10.2.2.2 appointed to office after the start of the period by the Board with the approval of two-thirds of the incumbent Continuing Directors ("Appointed Directors"); or

                    5.10.2.2.3 elected to office after the start of the period by the stockholders following nomination for election by the Board with the approval of two-thirds of the incumbent Continuing Directors ("Elected Directors"); or

                    5.10.2.2.4 appointed to office after the start of the period by the Board of Directors with the approval of two-thirds of the incumbent Continuing, Appointed and Elected Directors; or

                    5.10.2.2.5 elected to office after the start of the period by the Company's stockholders following nomination for election by the Board with the approval of two-thirds of the incumbent Continuing, Appointed and Elected Directors; or

          5.10.2.3 the Company merges or consolidates with another corporation, and holders of outstanding shares of the Common Stock immediately prior to the merger or consolidation do not own stock in the survivor of the merger or consolidation having more than 51% of the voting power in elections for Directors; or

          5.10.2.4 the Company sells all or a substantial portion of the consolidated assets of the Company and its subsidiaries, and the Company does not own stock in the purchaser having more than 51% of the voting power in elections for Directors.

          5.10.2.5 As used in this Paragraph 12, a "Person" means any "person" as that term is used in Paragraphs 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, together with all of that person's "affiliates" and "associates," as those terms are defined in Rule 12b-2 of such Act.

          5.10.2.6 The following events shall not constitute a "Change of Control":

               5.10.2.6.1 sale of securities by the Company;

               5.10.2.6.2 any acquisition by the Company of another corporation, business or entity; or

               5.10.2.6.3 any acquisition of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.

6.   GENERAL

     6.1 NONTRANSFERABILITY. No Option shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution, provided that in accordance with Internal Revenue Service guidance, the Committee, in its discretion, may grant Options that are transferable, without payment of consideration, to family members of the Optionee or to trusts or partnerships for such family members. The Committee may also amend outstanding stock options to provide for such transferability. In the event of the Optionee's death, the Optionee's beneficiary designated pursuant to Paragraph 6.10, "Beneficiary Designation," or in the absence of any such designation, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred by will or the laws of descent and distribution may exercise the option in accordance with its terms.

     6.2 GENERAL RESTRICTION. Each Option shall be subject to the requirement that if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of securities thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee.

     6.3 NO PROMISE OF CONTINUED SERVICE AS A DIRECTOR. Nothing in the Plan or in any Option granted under the Plan shall confer on any director any right to continue as a director of the Company or affect the right of the Company to terminate his or her service to the Company at any time.

     6.4 EXPIRATION AND TERMINATION OF THE PLAN. The Plan will terminate on December 3, 2010, except as to Options then outstanding under the Plan, which Options shall remain in effect until they have been exercised, the restrictions have lapsed or the Options have expired or been forfeited. The Plan may be abandoned or terminated at any time by the Board, except with respect to any Options then outstanding under the Plan.

     6.5 AMENDMENTS, MODIFICATION AND TERMINATION. The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall be made without shareholder approval where such change would be required in order to comply with Rule 16b-3 under the Exchange Act, or any successor rule, or the Code. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, accept the surrender of outstanding Options (to the extent not theretofore exercised), reduce the exercise price of outstanding Options, or authorize the granting of new Options in substitution therefore (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an Option (either directly or through modification of the Plan) shall, without the consent of the Optionee, alter or impair any rights of the Optionee under the Option.

     6.6 PLAN EXPENSE. Any expenses of administering this Plan shall be borne by the Company.

     6.7. CONSTRUCTION OF PLAN. The place of administration of the Plan shall be in the State of Arizona, and except as otherwise required by applicable federal laws, the Plan shall be governed by, and construed in accordance with, the laws of the State of Arizona. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the State of Arizona.

     6.8 GENDER. For purposes of this Plan, words used in the masculine gender shall include the feminine and neuter, and the singular shall include the plural and vice versa, as appropriate.

     6.9 SUCCESSORS. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     6.10 BENEFICIARY DESIGNATION. Each Optionee may, from time to time, name any beneficiary or beneficiaries (who may be named continently or successively) who shall be entitled to exercise his or her options in accordance with their terms in the event of his or her death before he or she exercises all of his or her outstanding options. Each such designation shall revoke all prior designations by the same Optionee, shall be in a form prescribed by the Company, and will be effective only when filed by the Optionee in writing with the Secretary of the Company during the Optionee's lifetime.

                                                                      Appendix 2

                          INTERNATIONAL FIBERCOM, INC.

                             AUDIT COMMITTEE CHARTER

     1. COMPOSITION OF THE AUDIT COMMITTEE. The Audit Committee shall be comprised of at least three directors, each of whom shall not be an officer or employee of the Company or its subsidiaries, shall not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and shall otherwise satisfy the applicable membership requirements under the rules of the National Association of Securities Dealers, Inc. as such requirements are interpreted by the Board of Directors in its business judgment.

     2. PURPOSES OF THE AUDIT COMMITTEE. The purposes of the Audit Committee are to assist the Board of Directors:

          (a) in its oversight of the Company's accounting and financial reporting principles and policies and internal audit controls and procedures;

          (b) in its oversight of the Company's financial statements and the independent audit thereof;

          (c) in selecting, evaluating and, where deemed appropriate, replacing the outside auditors (or nominating the outside auditors to be proposed for shareholder approval in any proxy statement); and

          (d) in evaluating the independence of the outside auditors.

     The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing including in respect of auditor independence. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

     The outside auditors for the Company are ultimately accountable to the Board of Directors (as assisted by the Audit Committee). The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in the proxy statement).

     The outside auditors shall submit to the Company annually a formal written statement delineating all relationships between the outside auditors and the Company ("Statement as to Independence"), addressing each non-audit service provided to the Company and the matters set forth in Independence Standards Board No. 1.

     The outside auditors shall submit to the Company annually a formal written statement of the fees billed for each of the following categories of services rendered by the outside auditors: (i) the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year; (ii) information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems design and implementation); and (iii) all other services rendered by the outside auditors for the most recent fiscal year, in the aggregate and by each service.

     3. MEETINGS OF THE AUDIT COMMITTEE. The Audit Committee shall meet four times annually, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements. In addition to such meetings of the Audit Committee as may be required to discuss the matters set forth in Paragraph 4, the Audit Committee should meet separately at least annually with management, the director of the internal auditing department and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     4. DUTIES AND POWERS OF THE AUDIT COMMITTEE. To carry out its purposes, the Audit Committee shall have the following duties and powers:

          (a) with respect to the outside auditor,

               (i) to provide advice to the Board of Directors in selecting, evaluating or replacing outside auditors;

               (ii) to review the fees charged by the outside auditors for audit and non-audit services;

               (iii) to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditors' independence;

               (iv) to consider the effect of the outside auditors' provision of
     (a) information technology consulting services relating to financial information systems design and implementation and (b) other non-audit services to the Company on the independence of the outside auditors (it being understood that the audit committee will rely on the accuracy of the information provided by the outside auditors as to the services provided and the fees paid and will rely on the representations of management in connection with such consideration); and

               (v) to instruct the outside auditors that the outside auditors are ultimately accountable to the Board of Directors and Audit Committee.

          (b) with respect to the internal auditing department,

               (i) to review the appointment and replacement of the director of the internal auditing department; and

               (ii) to advise the director of the internal auditing department that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management's responses thereto.

          (c) with respect to financial reporting principles and policies and internal audit controls and procedures,

               (i) to advise management, the internal auditing department and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

               (ii) to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented, including reports and communications related to:

                    a. deficiencies noted in the audit in the design or operation of internal controls;

                    b.   consideration of fraud in a financial statement audit;

                    c.   detection of illegal acts;

                    d. the outside auditor's responsibility under generally accepted auditing standards;

                    e.   significant accounting policies;

                    f.   management judgments and accounting estimates;

                    g.   adjustments arising from the audit;

                    h. the responsibility of the outside auditor for other information in documents containing audited financial statements;

                    i.   disagreements with management;

                    j.   consultation by management with other accountants;

                    k.   major  issues   discussed  with  management   prior  to
                         retention of the outside auditor;

                    l. difficulties encountered with management in performing the audit;

                    m. the outside auditor's judgments about the quality of the entity's accounting principles; and

                    n. reviews of interim financial information conducted by the outside auditor;

               (iii) to meet with management, the director of the internal auditing department and/or the outside auditors:

               a. to discuss the scope of the annual audit;

               b. to discuss the audited financial statements;

               c. to discuss any significant matters arising from any audit or report or communication referred to in items b(ii) or c(ii) above, whether raised by management, the internal auditing department or the outside auditors, relating to the Company's financial statements;

               d. to review the form of opinion the outside auditors propose to render to the Board of Directors and shareholders;

               e. to discuss significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors, the internal auditing department or management; and

               f. to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

               (iv) to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and

               (v) to discuss with the Company's General Counsel any significant legal matters that may have a material effect on the financial statements, the Company's compliance policies, including material notices to or inquiries received from governmental agencies.

          (d) with respect to reporting and recommendations,

               (i) to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

               (ii) to review this Charter at least annually and recommend any changes to the full Board of Directors; and

               (iii) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

     5. RESOURCES AND AUTHORITY OF THE AUDIT COMMITTEE: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

PROXY                                                                      PROXY
                          INTERNATIONAL FIBERCOM, INC.
                        3410 East University, Suite 180
                             Phoenix, Arizona 85034

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 August 3, 2001

     The undersigned hereby constitutes and appoints JOSEPH P. KEALY, GREGORY B. HILL and TERRY W. BEIRIGER, and each of them acting in the absence of the others, with full power of substitution, the true and lawful attorneys and proxies of the undersigned, to attend the Annual Meeting of the Stockholders of INTERNATIONAL FIBERCOM, INC. (the "Company") to be held at the Mesa Hilton Pavilion, 1011 West Holmes Avenue, Mesa, Arizona 85202, on Friday, August 3, 2001, at 7:30 a.m. local time, and any adjournments thereof, and to vote all shares of the Company's Common Stock standing in the name of the undersigned on the matters set forth below and upon any other matters that may properly come before the meeting of any adjournment thereof, with all the powers the undersigned would possess if personally present at the meeting, as follows:

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                          INTERNATIONAL FIBERCOM, INC.

                                 August 3, 2001

                Please Detach and Mail in the Envelope Provided

A [X] Please mark your
      votes as in this
      example.

                                        WITHHOLD
                   VOTE FOR           AUTHORITY to
                 all nominees     vote for all nominees
                listed at right     listed at right
PROPOSAL NO. 1        [ ]                 [ ]             Nominees:
ELECTION OF                                                  Joseph P. Kealy
SEVEN                                                        C. James Jensen
DIRECTORS                                                    John F. Kealy
                                                             John P. Morbeck
VOTE FOR all nominees listed at right, except                Richard J. Seminoff
                                                             John P. Stephens
_____________________________________________                Jerry A. Kleven


                                                       FOR   AGAINST   ABSTAIN
2. Approve the adoption of the 2000 Directors          [ ]     [ ]       [ ]
   Stock Option Plan;

3. Ratification of the selection of BDO Seidman,       [ ]     [ ]       [ ]
   LLP as the independent public accountants for the Company's 2001 fiscal year; and

4. Transact such other business as may properly come before the meeting or any adjournment of the meeting.

     This proxy will be voted in accordance with the directions indicated herein. If no specific directions are given, this proxy will be voted for approval of all nominees listed herein, for approval of the proposals listed herein and, with respect to any other business as may properly come before the meeting, in accordance with the discretion of the proxies.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THIS MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON IF YOU LATER DECIDE TO ATTEND THIS MEETING.

SIGNATURE____________________________________ DATE _________

SIGNATURE____________________________________ DATED ________
                    Co-owner, if any

NOTE: When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both joint tenants sign.